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                                                                     EXHIBIT 8.1

                  ACTIVE SUBSIDIARIES OF IONA TECHNOLOGIES PLC

              SUBSIDIARY                      COUNTRY OF INCORPORATION
-----------------------------------------     ------------------------
IONA Technologies, Inc.                       US
IONA Technologies Pty. Limited                Australia
IONA Technologies Finance                     Cayman Islands
IONA Technologies China Limited               China
IONA Technologies GmbH                        Germany
IONA Technologies UK Limited                  UK
IONA Technologies Sarl                        France
IONA Technologies Singapore                   Singapore
IONA Technologies Japan                       Japan
IONA Technologies Italia Srl                  Italy
IONA Technologies (Suisse) SA                 Switzerland
IONA Technologies (Belgium) SA                Belgium
IONA Technologies Netherlands BV              The Netherlands
IONA Technologies Spain, S.L                  Spain
IONA Technologies Korea Limited               Korea
IONA Research (Ireland) Limited               Ireland
Genesis Development Corporation               US
Object-Oriented Concepts, Inc.                US
Object-Oriented Concepts, Inc.                Canada
Object-Oriented Concepts Gmbh                 Germany
Netfish Technologies, Inc.                    US
IONA Government Technologies, Inc.            US
Orbix Limited                                 Ireland